EXHIBIT 99

                    THE FIRST AMERICAN CORPORATION ANNOUNCES
                       FIRST QUARTER 2001 EPS EXPECTATIONS

SANTA ANA, Calif., April 11, 2001 - The First American Corporation (NYSE: FAF), the nation's leading, diversified provider of business information and related products and services, today announced that, in conjunction with its April 10, 2001, news release explaining its plans to launch an offering of senior convertible debentures, it expects to at least meet the current first quarter 2001 IBES consensus EPS estimates of 27 cents. The company plans to release first quarter 2001 earnings before the opening of regular market trading on May 2, 2001.

         The First American Corporation noted that while the company does not typically comment on its earnings expectations, and does not undertake to do so in the future, it believes the announcement of its plans to launch a senior convertible debt offering warrants such disclosure.

         The First American Corporation, based in Santa Ana, Calif., is the nation's leading, diversified provider of business information and related products and services. The corporation's three primary business segments include: title information and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides automotive, sub-prime and direct-to-consumer credit reporting; direct-to-consumer public records reporting; resident screening; pre-employment screening; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

         Certain statements made in this press release, including those relating to the company's first quarter 2001 earnings, are forward-looking. Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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